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                                                                  EXHIBIT 10.8

CONTRACT       between        LHS Holding Germany GmbH

               and            Erik Froberg


JOB DEFINITION
Responsibility for all LHS operations in Europe and Asia.

Member of the LHS board of directors. This agreement is not linked to the aforementioned membership.

Stationed in Frankfurt, Germany.

The intention is, to move to the US after 2-3 years and manage the entire LHS operations.

CONDITIONS
Salary:            650 TDM                  whereof:
                                            500 TDM fixed
                                            150 TDM bonus (100%)

Bonus:             less than 80%  -           0
                             80%  -          75  TDM
                             90%  -         112,5  TDM
                            100%  -         150  TDM
                            110%  -         275  TDM
                            120%  -         400  TDM

For the first 6 months of employment the bonus will be fixed and paied at the 100% target.

VACATION:                    30 days (6 weeks)

NOTICE FOR LEAVE:            12 months

START DATE:                  If possible 1st of August 96 or at a later date (as
                             soon as Erik Froberg is released from Cap
                             Programator), however not later than December 1, 1996.
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OPTIONS
Options included for a nominal value of 2 Mio. USD (appr. 2% of today's total numbers of shares) resulting in 400.000 options at $5 each. The options can be exercised between one and five years after employment starts according to the LHS stock option plan.

EXPENSES
During the time Erik Froberg lives in Sweden, cost for travel to and from Frankfurt will be payed by LHS, but only for a maximum of 6 months.

1-2 travels per week will be normal. Whenever possible to plan ahead they will be done in coach. To go to and from the airport LHS will pay taxi, or 0,75 DM/km and parking costs. LHS will also pay for an overnight appartment in Frankfurt. If Erik Froberg moves to Germany or the US, LHS will pay 75 TDM as relocation costs, as a one time payment and provide Erik Froberg with a company car, equal to a BMW 528.

OTHER CONDITIONS
LHS is willing to pay for professional help in order to find the most profitable solution concerning Erik Froberg's tax situation. LHS is also willing to make any necessary legal arrangement in order to minimize Erik Froberg's income taxes.

This contract will be used to formulate a standard contract by representatives of LHS and Erik Froberg as soon as possible, which will replace this contract.

Legal costs will be taken over by LHS.


Dietzenbach, 21st May 1996



/s/ Hartmut Lademacher              /s/ Erik Froberg
----------------------              ----------------
Hartmut Lademacher                  Erik Froberg